UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 21, 2005

GATX Corporation

(Exact name of registrant as specified in its charter)

New York	1-2328	36-1124040
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

500 West Monroe Street
Chicago, Illinois		60661-3676
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (312) 621-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

Item 7.01 Regulation FD Disclosure.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure” and shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

On April 21, 2005 GATX Corporation (“GATX”) issued a press release that included unaudited financial statements and supplemental financial information for the first quarter of 2005. A copy of the press release is attached hereto as Exhibit 99.1.

GATX will conduct a conference call to review first quarter 2005 financial results beginning at 11:00 a.m. eastern time. Investors may access the conference by dialing 1-800-706-6082 (or 1-706-634-7421 if dialing from outside the United States).

Please note that the exhibits to this report include certain performance statistics, the computation of which are based on “Non-GAAP” financial measures as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934. The Non-GAAP financial measures include “on and off-balance sheet assets,” “total owned and managed assets” and “SG&A expenses before capitalized IDC.” The exhibits include reconciliations to the most directly comparable financial measure presented in accordance with Generally Accepted Accounting Principles and the reason such information provides useful information to investors.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

           The following exhibit is furnished with this Current Report on Form 8-K pursuant to Item 2.02 and Item 7.01:

                   99.1 Press Release dated April 21, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GATX CORPORATION
(Registrant)

/s/ Robert C. Lyons
Robert C. Lyons Vice-President, Chief Financial Officer (Duly Authorized Officer)

Date: April 21, 2005

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
99.1	Press Release of GATX Corporation, dated April 21, 2005 reporting GATX Corporation’s financial results for the first quarter of 2005.	Filed Electronically